Exhibit 21.1

LIST OF SUBSIDIARIES OF NGL ENERGY PARTNERS LP

Subsidiary	Jurisdiction of Organization
NGL Energy Operating LLC	Delaware
NGL Energy Finance Corp.	Delaware
TransMontaigne, LLC	Delaware
NGL Energy Equipment LLC	Colorado
Atlantic Propane, LLC (1)	Oklahoma
NGL Crude Logistics, LLC	Delaware
NGL Crude Transportation, LLC	Colorado
NGL Crude Terminals, LLC	Delaware
NGL Marine, LLC	Texas
NGL Milan Investments, LLC	Colorado
Grand Mesa Pipeline, LLC	Delaware
Matagorda Bay Costa Azul Terminal, LLC	Delaware
NGL Crude Cushing, LLC	Oklahoma
E Energy Adams, LLC (2)	Nebraska
NGL Crude Pipelines, LLC	Oklahoma
NGL Energy Logistics, LLC	Delaware
NGL Energy Holdings II, LLC	Delaware
NGL Propane, LLC	Delaware
Osterman Propane, LLC	Delaware
Victory Propane, LLC (3)	Oklahoma
OPR, LLC	Delaware
NGL-NE Real Estate, LLC	Delaware
NGL-MA Real Estate, LLC	Delaware
NGL-MA, LLC	Delaware
NGL Liquids, LLC	Delaware
Centennial Energy, LLC	Colorado
Centennial Gas Liquids ULC	Alberta
NGL Gateway Terminals, Inc.	Ontario
NGL Supply Terminal Company, LLC	Delaware
Sawtooth NGL Caverns, LLC (4)	Delaware
NGL Supply Terminal Solution Mining, LLC	Utah
NGL Supply Wholesale, LLC	Delaware
NGL Water Solutions, LLC	Colorado
NGL Water Solutions Bakken, LLC	Colorado
NGL Water Solutions DJ, LLC	Colorado
NGL Water Solutions Eagle Ford, LLC	Delaware
Choya Operating, LLC	Texas
Indigo Injection #3-1, LLC (5)	Delaware
AntiCline Disposal, LLC	Wyoming
NGL Water Solutions Permian, LLC	Colorado
NGL Water Pipelines, LLC (6)	Texas
TransMontaigne Product Services LLC	Delaware
TransMontaigne Services LLC	Delaware
High Sierra Energy GP, LLC	Colorado
High Sierra Energy, LP	Delaware

(1)	NGL Energy Partners LP owns a 60% member interest in Atlantic Propane, LLC.

(2)	NGL Energy Partners LP owns a 20% member interest in E Energy Adams, LLC at March 31, 2018. On May 3, 2018, NGL Energy Partners LP sold its member interest in E Energy Adams, LLC.
(3)    NGL Energy Partners LP owns a 50% member interest in Victory Propane, LLC.
(4)    NGL Energy Partners LP owns an approximate 71.5% member interest in Sawtooth NGL Caverns, LLC.
(5)    NGL Energy Partners LP owns a 75% member interest in Indigo Injection #3-1, LLC.

(6)
NGL Energy Partners LP owns an 81.625% member interest in NGL Water Pipelines, LLC at March 31, 2018. On April 24, 2018, NGL Energy Partners LP acquired the remaining 18.375% interest in NGL Water Pipelines, LLC.